                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: October 31, 2005


                      CITIGROUP INSURANCE HOLDING CORPORATION


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title:  Assistant Secretary



                      ASSOCIATED MADISON COMPANIES, INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title:  Assistant Secretary



                      SALOMON BROTHERS ASSET MANAGEMENT INC


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title:  Assistant Secretary


                      CITIGROUP FINANCIAL PRODUCTS INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title:  Assistant Secretary


                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title:  Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title:  Assistant Secretary